Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (Registration No. 333-124448) relating to the Fortune Brands, Inc. 2005 Non-Employee Director Stock Plan, the Registration Statement on Form S-8 (Registration No. 333-87260) relating to the Fortune Brands, Inc. 2002 Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-103734) relating to the Fortune Brands Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-103736) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the Fortune Brands, Inc. 1990 Long-Term Incentive Plan, the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the Fortune Brands, Inc. 1999 Long-Term Incentive Plan, the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-103735) relating to the Future Brands LLC Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-115350) relating to the Fortune Brands, Inc. 2003 Long-Term Incentive Plan, and the prospectuses related thereto, (b) the Registration Statement and Post Effective Amendments on Form S-3 (Registration Nos. 333-113855 and 333-76371), and (c) the Registration Statement on Form S-4 (Registration No. 333-131990) of Fortune Brands, Inc. of our report dated March 7, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

March 7, 2006